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                                                                    EXHIBIT 10.1


                           STANDBY PURCHASE AGREEMENT
                          dated as of November 3, 1998
                                     between
                           APRIA HEALTHCARE GROUP INC.
                                       and
                           RELATIONAL INVESTORS, LLC,
                     ON BEHALF OF THE ENTITIES NAMED HEREIN
                                   $50,000,000
                10% Convertible Subordinated Debentures due 2004


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                           STANDBY PURCHASE AGREEMENT


     This Standby Purchase Agreement, dated as of November 3, 1998 ("the Agreement"), is entered into by and between Relational Investors, LLC, a Delaware limited liability company (together with its affiliates, "Relational"), on behalf of each of the entities set forth on Annex A hereto (collectively with Relational, the "Investors") and Apria Healthcare Group Inc., Delaware corporation (the "Company").

     WHEREAS, the Company purposes to distribute to its stockholders rights ("Rights") to purchase approximately $50,000,000 aggregate principal amount of its 10% Convertible Subordinated Debentures due 2004, with the exact aggregate principal amount being equal to the number of shares of common stock outstanding on the record date for distribution of the Rights (the "Debentures"). The Debentures will be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the "Trustee"). The offering of the Debentures pursuant to the Rights is referred to herein as the "Rights Offering;"

     WHEREAS, each Right will include a Basic Subscription Privilege, pursuant to which each holder of 1,000 Rights will have the right to purchase $1,000 principal amount of Debentures at the subscription price of $1,000 per Debenture (the "Subscription Price") and an Oversubscription Privilege by which persons who exercise their Basic Subscription Privilege in full may subscribe to purchase Debentures not purchased by other holders of Rights, subject to proration; provided that Debentures will only be issued in minimum denominations of $1,000 in principal amount and integral multiples thereof;

     WHEREAS, the Company will file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering the registration of the Debentures and the shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company issuable upon conversion of the Debentures under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after the Registration Statement is declared effective by the Commission, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that is omitted from such registration statement at the time it becomes effective but that will be deemed to be part of such registration statement pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the



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exhibits and schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it becomes effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form that it was first furnished to stockholders of the Company in connection with the Rights Offering is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be;

     WHEREAS, in order to help assure the success of the Rights Offering, the Investors are willing to commit to exercise all of their Basic Subscription Privileges and their Oversubscription Privileges to subscribe for an aggregate principal amount of $50,000,000 of Debentures, subject to the terms and conditions set forth herein; and


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     NOW THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors do hereby agree as follows:

SECTION 1.

     The Rights Offering; Standby Purchase Commitment.

     (1) Subject to the terms and conditions set forth herein, on or before 5:00 p.m. on the expiration date of the Rights (the "Expiration Date"), each of the Investors will take all such action as may be required to duly and effectively exercise all of the Basic Subscription Privileges to which it may be entitled, and to exercise such Investor's proportionate share of the Oversubscription Privileges such that the aggregate amount of Debentures for which the Oversubscription Privileges are exercised by the Investors is equal to $50,000,000 principal amount of the Debentures less the Investors' aggregate Basic Subscription Privileges.

The obligation of each Investor to purchase the Debentures pursuant to the Rights Offering is subject to the Debentures containing such terms as are set forth in the summary of Terms attached as Annex B hereto and the purchase price, interest rate and conversion price not being any less favorable to the Investors then those set forth in such summary of Terms.

     (2) The Company hereby agrees to pay the Investors a fee equal to $1 million (the "Standby Commitment Fee") as compensation for agreeing to exercise their Basic Subscription Privileges and their Oversubscription Privileges as specified in Section 1(a). The Standby Commitment Fee shall be payable at the Closing.


SECTION 2.

              Representations and Warranties.

     (a) The Company represents and warrants to each Investor and agrees with each Investor, as follows:

          (1) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and rule 462(b) Registration Statement will be prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations and will be filed with the Commission under the 1933 Act. Prior to the commencement of the Rights Offering, each of the Registration Statement and any Rule 462(b) Registration Statement will become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the qualification of the Indenture will have been issued and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information will have been complied with. A copy of each of the Registration Statement and the Rule 462(b) Registration Statement will be delivered by the Company to each Investor. At the respective times the Registration Statement or any Rule 462(b) Registration Statement become effective, the Registration Statement and the Rule 462(b) Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time any post-effective amendments to the Registration Statement or any Rule 462(b) Registration Statement become effective, any such post-effective amendments will comply in all material respects with the requirements of the 1933 Act and the



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1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is issued, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, at the Expiration Date will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Indenture will be qualified under and comply in all material respects with the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by either of the Investors expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or when filed pursuant to Rule 424 under the 1933 Act, will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the final Prospectus will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2) The accountants who certify the financial statements and supporting schedules included in the Registration Statement will be independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (3) The financial statements and the supporting schedules included in the Registration Statement and the Prospectus will present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements will have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may otherwise be indicated therein) ("GAAP"); and the supporting schedules included in the Registration Statement will present fairly the information required to be stated therein.

          (4) Since September 30, 1998, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and
(C) there has been no dividend or distribution of any kind (other than the distribution of the Rights ) declared, paid or made by the Company on any class of its capital stock.

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          (5) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (6) Each subsidiary of the Company (as such term is defined in Rule 405 of the 1933 Act Regulations) (each a "Subsidiary" and collectively, the "Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (7) The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's quarterly report on Form 10Q for the period ended June 30, 1998, filed with the Commission (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement or pursuant to the exercise of convertible securities, options or warrants referred to in the Registration Statement). The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement; and the issuance of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures will not be subject to preemptive or other similar rights.


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          (8) The Debentures to be issued and sold pursuant to the Rights will have been duly authorized, and when issued, authenticated and delivered pursuant to the Rights, against payment of the consideration set forth therein, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights and to general equity principles, and will be entitled to the benefits provided by the Indenture, which will be substantially in the form included as an exhibit to the Registration Statement; the Indenture will have been duly authorized and duly qualified under the 1939 Act, and when executed and delivered by the Company and the Trustee (assuming due authorization, execution and delivery by the Trustee), will constitute a legal, valid and binding instrument enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights and to general equity principles; and the Debentures and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

          (ix) Upon issuance and delivery of the Debentures in accordance with this Agreement and the Indenture, the Debentures shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Debentures and the Indenture; the shares of Common Stock initially issuable upon conversion of the Debentures will have been duly authorized and reserved for issuance, and when issued and delivered, pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable; such shares are sufficient in number to meet the conversion requirements of the Debentures; and

          (x) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or, except where such default would not have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the material property or assets of the Company or any subsidiary is subject; and the execution, delivery and performance of this Agreement, the Indenture, the Debentures and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the material property or assets of the Company or any subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, rule, regulation, judgment, order or administrative or court decree.

          (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein); all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Debentures hereunder or the issuance of shares of Common Stock upon conversion thereof, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations or state securities laws and the qualification of the Indenture under the 1939 Act.

          (xiii) This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' right generally. The Board of Directors of the Company, by action of the Special Finance Committee, has authorized and approved this Agreement and the transactions relating thereto.

          (xiv) The Company and its subsidiaries have good title to all real and personal properties owned by them, in each case free and clear of all liens, encumbrances and debts except (A) for property pledged and/or mortgaged pursuant to the Credit Agreement among the Company, Bank of America, NationsBank and the other lenders thereunder, as amended (the "Credit Agreement"), (B) as do not materially interfere with the use made and proposed to be made of such properties, (C) as set forth in the Registration Statement or (D) as could not reasonably be expected to have a Material Adverse Effect.

          (xv) Except as set forth in the Registration Statement or this Agreement, there are no persons with registration or other similar rights to have any securities (debt or equity) of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xvi) The documents to be incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or are filed with the Commission, complied and will comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto becomes effective and at the Closing, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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          (xvii) Except as disclosed in the Registration Statement, and except as to matters which, individually or in the aggregate, would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise, known or unknown), other than liabilities incurred in the ordinary course of business subsequent to December 31, 1997.

          (xviii) Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect; (i) the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approval (the "Permits") of all governmental entities necessary for the operation of the businesses of the Company and its subsidiaries, (ii) the Company and its Subsidiaries are in compliance with the terms of the Permits and (iii) except as disclosed in the Registration Statement, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, or regulation of any governmental entity.

          (xix) Each of the Company and its Subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf) or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate in all material respects. Neither the Company nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge except to the extent of reserves established therefor. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full except to the extent of reserves established therefor. No requests for waivers of the time to assess any such tax are pending and there are no outstanding audit examinations, deficiency litigations or refund litigations with respect to the Company or any of its subsidiaries. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1995.

          (xx) The Company and its Subsidiaries have not knowingly engaged in activities which are prohibited under federal Medicare and Medicaid statutes, including without limitation 42 U.S.C. 1320a-7b, or related state or local statutes or regulations or which otherwise constitutes fraud.

          (xxi) Except as set forth in the Registration Statement, and except for such matters as will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws, (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations and also are in compliance with all other applicable requirements of Environmental Laws and (iii) and are not aware of nor have received notice of any past activity, practice, incident or action which will give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, or any pollutant, contaminant or hazardous or toxic material or waste.

          (xxii) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

     (b) Any certificate identified as a certificate under this Agreement and signed by any officer of the Company and delivered to the Investors or to counsel for the Investors shall be deemed a representation and warranty by the Company to each Investor as to the matters covered thereby.

     (c) Each Investor severally represents and warrants to the Company as of the date hereof, and agrees with the Company, as follows:

          (i) This Agreement has been duly authorized, executed and delivered by such Investor.

          (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by such Investor with its obligations hereunder have been duly authorized by all necessary action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of such Investor or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such Investor is a party or by which it may be bound, or to which any of the material property or assets of such Investor is subject, nor will such action result in any violation of the provisions of the charter or by-laws, or comparable governing documents of such Investor or any applicable law, rule, regulation, judgment, order or administrative or court decree.

          (iii) Such Investor has, or has available to it, sufficient funds for the performance of its obligations pursuant to this Agreement.

SECTION 3.

     Closing.
     --------

     (a) On or prior to 10:00 a.m. on the Expiration Date, a closing (the "Closing") shall be had at the executive offices of the Company at 3560 Hyland Avenue, Costa Mesa, California or at such other place as the parties may agree. At the Closing, (i) the Company shall deliver, or cause to be delivered, to the Investors (A) each of the documents and agreements necessary to evidence satisfaction of the conditions to the Investors' obligations as set forth herein and (B) the Standby Commitment Fee, by wire transfer of funds to the accounts specified by the Investors; and (ii) each Investor shall (A) deliver to the Company all documents necessary for the exercise of its Basic Subscription Privileges and Oversubscription Privileges in accordance with Section 1 hereto and (B) make payment in full of the exercise price for its Basic Subscription Privileges, by wire transfer of funds to the subscription agent for the Rights Offering.

     (b) As promptly as practicable, but in no event later than five business days following the Expiration Date, the Company shall notify each Investor of the principal amount of Debentures required to be purchased by it pursuant to its Oversubscription Privileges. Not later than three business days following receipt of such notice, each Investor shall make payment in full of the full purchase price for the foregoing Debentures by wire transfer of funds to the subscription agent for the Rights Offering.

     (c) Delivery of the Debentures to the Investors shall by made by the subscription agent for the Rights Offering in accordance with the terms and provisions of the Rights Offering.

SECTION 4.

     Covenants of the Company.
     -------------------------

     The Company covenants with each Investor as follows:

     (a) The Company shall make all necessary filings with respect to the transactions contemplated by this Agreement, under the 1933 Act and the 1934 Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto. The Company will comply with the requirements of Rule 430A and will notify the Investors immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission on the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the Debentures or the shares of Common Stock issuable upon the conversion of the Debentures, for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will prepare and file the Registration Statement or any amendments thereto (including any filing under Rule 462(b)) or any amendment or supplement to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Investors with copies of the Registration Statement and any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which any Investor or counsel for the Investors shall reasonably object, provided that such objection shall not prevent the filing of any such amendment or supplement which, in the opinion of counsel for the Company, is required to be filed by the requirements of the 1933 Act or the 1933 Act Regulations.

     (c) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Investors, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Investors and in compliance with the 1933 Act and the 1933 Act Regulations) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Company will furnish to the Investors a reasonable number of copies of such amendment or supplement.

     (d) The Company will use the net proceeds received by it from the sale of the Debentures for the repayment of indebtedness under the Credit Agreement.

     (e) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

     (f) The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of the Debentures.

     (g) The Company and its Subsidiaries shall afford to the Investors and their accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to the Investors (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such Investor may reasonably request.

     (h) The Company shall enter into an amendment to its Credit Agreement with the other parties thereto on substantially the terms set forth on Annex C. The Company also shall seek to amend the Credit Agreement as it deems necessary or appropriate so that none of the transactions contemplated hereby, including, without limitation, the conversion of the Debentures into Common Stock by any Investor, will constitute or result in a Default ( as defined in the Credit Agreement) or an Event of Default ( as defined in the Credit Agreement) under the Credit Agreement as so amended and otherwise as the Company or the Investors may deem appropriate.

     (i) The Company shall take all action (including, if required, redeeming all of the outstanding rights or amending or terminating the Rights Agreement, dated as of June 30, 1997 (the "Rights Agreement"), by and among the Company, Norwest Bank Minnesota, N.A. (the "Rights Agent") and U.S. Stock Transfer Corporation, as amended, so that the entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Rights Agreement to purchase or receive additional shares of capital stock of the Company or enable or require the rights to be exercised, distributed or triggered in any way. The Company shall take such required action to provide that no right to exercise with respect to any awards granted under the Abbey Amended and Restated 1992 Stock Incentive Plan shall or may be accelerated as a result of the transactions contemplated by this Agreement.

     (j) The Company will reimburse the Investors for all out-of-pocket expenses reasonably incurred by them in connection with this Agreement and the consummation of the transactions contemplated hereby, whether or not the transactions contemplated in this Agreement are consummated, including without limitation reasonable fees and disbursements of counsel.

SECTION 5.
           Conditions of Investors' Obligations.

     The obligations of the Investors hereunder are subject to the satisfaction or waiver, on or prior to the date of the Closing (the "Closing Date"), of the following conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to the Closing Date the Company shall have provided evidence satisfactory to the Investors of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

     (b) The representations and warranties made by the Company shall be true and correct in all material respects and the Company shall have performed in all material respects all obligations required to be performed by it prior to the Closing.

     (c) On the Closing Date the Investors shall have received:

          (i) The favorable opinion, dated as of the Closing Date, of Robert S. Holcombe, Esq., substantially in the form of Annex D hereto.

          (ii) Payment by wire transfer of the Standby Commitment Fee to the accounts specified by the Investors.

          (iii) A letter from Gibson, Dunn & Crutcher stating that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) A certificate of the Chairman, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no Material Adverse Effect since the execution of this Agreement, (ii) the representations and warranties in Section 2 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions required on its part to be performed or satisfied at or prior to Closing Date pursuant to this Agreement.

          (v) From Deloitte & Touche, a letter dated such date, in form and substance satisfactory to the Investors, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;
(ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the interim unaudited financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement (except as may otherwise be indicated therein), (B) the unaudited amounts of revenue, earnings and earnings per common and equivalent share set forth under "Selected Consolidated Financial Data" in the Prospectus were not determined on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement, or (C) at a specified date not more than three days prior to the Closing Date, there has been any change in the capital stock of the Company or any increase in the consolidated long-term debt of the Company and its subsidiary or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the balance sheet incorporated by reference in the Registration Statement or, during the period from October 1, 1998 to a specified date not more than three days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur and except as otherwise set forth in such letter; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Investors, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its Subsidiaries identified in such letter.

     (d)  At the Closing Date:

          (i) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

          (ii) An amendment to the Credit Agreement shall have been executed and delivered by all parties thereto and the Investors and the Company shall be reasonably satisfied that none of the transactions contemplated hereby, including, without limitation, the conversion of the Debentures into Common Stock by any Investor, will constitute a Default or an Event of Default under the Credit Agreement as so amended.

          (iii) The Company shall have obtained all consents and approvals from and shall have made all filings and registrations with, any person, including but not limited to any governmental entity, necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement.

          (iv) The Company shall have issued certificates evidencing the Debentures and executed and delivered to each Investor a receipt of payment for the amount subscribed for by such Investor.

          (v) The Company shall have executed and delivered or caused to be delivered the Registration Rights Agreement substantially in the form of Annex E hereto.

     (e) At the Closing Date, the Debentures and the Common Stock issuable upon conversion thereof shall have been approved for listing on the New York Stock Exchange, subject only to official notice of insurance.

SECTION 6.

     Indemnification.
     ----------------

     (a) The Company agrees to indemnify and hold harmless each Investor and each person, if any, who controls any Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage or expense whatsoever, promptly after submission for payment, arising out of or resulting from the transactions contemplated hereunder, including, but not limited to, (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, which were not made in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in the Registration Statement (or any amendment thereto); (B) any breach or default by the Company of any of the representations or warranties under this Agreement or any other document contemplated hereby, (C) any breach by the Company of any of the covenants or agreements (other than breaches of covenants to be performed by the Company after the Closing) of the Company under this Agreement or any other document contemplated hereby or (D) any litigation or proceedings brought by any shareholder of the Company (whether such action is brought in such shareholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement or the Registration Statement or any other document contemplated hereby (collectively, the "Indemnifiable Investor Claims").

          (ii) against any and all loss, liability, claim, damage or expense whatsoever, promptly after submission for payment, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any Indemnifiable Investor Claim; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company (which shall not be unreasonably withheld); and

          (iii) against any and all expense whatsoever, promptly after submission for payment (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel for the indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any Indemnifiable Investor Claim, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Investor expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Each Investor severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage or expense described in the indemnity contained in subsection (a)(i)(A) of this Section, promptly after submission for payment, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability except to the extent the indemnifying party is materially prejudiced thereby, and the indemnifying party may participate at its own expense in the defense of any such action. If the indemnifying party so elects within a reasonable time after receipt of such notice, it may assume the defense of such action, with counsel chosen by it and approved by the indemnified parties in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from, conflicting with or in addition to those available to such indemnifying party. Absent any difference or conflict referred to in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel retained for local procedural and practice matters) separate from their own counsel for any indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this
Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, (iii) does not impugn the reputation of any indemnified party and (iv) does not restrict any indemnified party from engaging in any activity.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) Expenses incurred by an indemnified party in defense or settlement of any claim that shall be subject to a right of indemnification hereunder shall be advanced by the Company promptly upon submission for payment, provided that the Company shall have received an undertaking by or on behalf of such indemnified party to repay such amount to the extent that it shall be determined ultimately that the indemnified party is not entitled to be indemnified hereunder.

SECTION 7.

          Representations, Warranties and Agreements to Survive Delivery.
          ---------------------------------------------------------------

          All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto and identified as such, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Investor or controlling person, or by or on behalf of the Company, and shall survive delivery of the Debentures to the Investors.

SECTION 8.

     Termination of Agreement.
     -------------------------

     (a) This Agreement may be terminated at any time prior to the Closing Date:

          (i) by written agreement of the Company and the Investors;

          (ii) by either the Company or any Investor, by giving written notice of such termination to other parties, if Closing shall not have occurred on or prior to February 28, 1999 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement);

          (iii) by any Investor, by giving written notice to the Company, if since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any event has occurred or failed to occur which would have a Material Adverse Effect, whether or not arising in the ordinary course of business, or if there has been a breach by the Company of any representation, warranty, covenant or agreement that would give rise to the failure of the conditions to the obligations of the Investors set forth in
Section 5(b), which breach cannot be cured after the giving of written notice to the Company of such breach and prior to the Closing Date;

          (iv) by either the Company or any Investor in the event that any governmental authority shall have issued a final, non-appealable order, decree or ruling or taken any other final, non-appealable action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (v) by the Company, if the Company's Board of Directors determines in good faith that such action is in the best interests of the Company and its stockholders.

     (b) If this Agreement is terminated pursuant to this Section 8 such termination shall be without liability of any party to any other party except as provided in Section 4(j) and Section 8(c) hereof, except that nothing herein will relieve any party from liability for breach of this Agreement prior to such termination.

     (c) If this Agreement is terminated:

          (i) by either party prior to the effective date of the Registration Statement, then, provided that the Investors shall not be in breach of their obligations as set forth herein, the Investors shall be entitled to reimbursement of their expenses as set forth in Section 4(j);

          (ii) by the Company on or after the effective date of the Registration Statement pursuant to Section 8(a)(v), other than as a result of an alternative debt or equity financing proposal, then the Company shall promptly pay to the Investors an amount equal to one-half of the Standby Commitment Fee in addition to reimbursement of Investors' expenses as set forth in Section 4(j).

          (iii) by the Company on or after the effective date of the Registration Statement pursuant to Section 8(a)(v) as a result of an alternative debt or equity financing proposal, then the Company shall promptly pay to the Investors an amount equal to the Standby Commitment Fee in addition to reimbursement of Investors' expenses as set forth in Section 4(j).

          If this Agreement has been terminated and the Company, within six months of the date of such termination, enters into an agreement or letter of intent providing for, or consummates, any debt or equity financing not contemplated herein, then the Company shall promptly pay to the Investors a fee equal to the Standby Commitment Fee less any amount paid pursuant to subclause
(ii) or (iii) of the preceding sentence; provided, however, that no such amount shall be payable in the event this Agreement is terminated by the Investors as a result of Section 8(a)(iii).

SECTION 9.

          Notices.
          --------

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight express courier service (charges prepaid), five days after being mailed to the recipient (postage prepaid) or upon confirmation if transmitted by any standard form of telecommunication. Notices shall be directed as follows:

     To Relational Investors, LLC:

          Relational Investors, LLC
          4330 La Jolla Village Drive,
          Suite 220
          San Diego, California  92122
          Telephone:  (619)  597-9400
          Telecopy:  (619)  597-8200
          Attn:  John Sullivan

     with a copy to:

          Sullivan & Cromwell
          1888 Century Park East
          21st Floor
          Los Angeles, California  90067-1725
          Telephone:  (310)  712-6600
          Telecopy:  (310)  712-8800
          Attn:  Alison Ressler

     To the Company:

          Apria Healthcare Group Inc.
          3560 Highland Avenue
          Costa Mesa, California 92626
          Telephone: (714) 427-2000
          Telecopy:  (714)  427-4332
          Attn: Robert S. Holcombe, Esq.

     with a copy to:

          Gibson Dunn & Crutcher
          333 South Grand Avenue
          Los Angeles, California  90071
          Telephone:  (213) 229-7000
          Telecopy:  (213) 229-7520
          Attn:  Andrew E. Bogen, Esq.

SECTION 10.

          Parties.
          --------

          This Agreement shall each inure to the benefit of and be binding upon the Investors and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Investors and the Company and their respective successors and the controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Investors and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debentures from any Investor shall be deemed to be a successor by reason merely of such purchase.

SECTION 11.

          Governing Law.
          --------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in said state.

SECTION 12.

         Miscellaneous.
         --------------

     (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and each of the Investors, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     (b) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto except that the Investors may without such consent assign their rights hereunder to one or more of their respective affiliates.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

     (d) The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                              APRIA HEALTHCARE GROUP INC.


                              By:    /s/ Philip L. Carter
                                     -------------------------------
                              Title: Chief Executive Officer


                              RELATIONAL INVESTORS, LLC


                              By:    /s/ Ralph V. Whitworth
                                     -------------------------------
                                     Authorized Signatory

                                                                         Annex A
                    RELATIONAL ENTITIES




                                         Debentures to
          Entity                         be Purchased
          ------                         ------------
Relational Investors, L.P.           $50,000,000, less the
                                     amounts allocated  by
                                       Relational to the
                                    entities listed below*



Relational Fund Partners, L.P.                 *


Relational Coast Partners, L.P.                *


Relational Partners, L.P.                      *


David H. Batchelder Trust                      *



*Less amounts allocated to another Investor.

                                                                         Annex B

                     SUMMARY TERM SHEET


Issuer:               Apria Healthcare Group, Inc., a
                      Delaware corporation.

Issue:                Approximately $50 million
                      principal amount of 10% Convertible
                      Subordinated Debentures due 2004, the ("Debentures").

Par Value/Price:      $1,000 per Note.

Use of Proceeds:      Repayment of bank debt.

Offering:             Via registered tradable rights
                      offering.

Ranking:              The Debentures are general, unsecured
                      obligations of the Company,
                      subordinate in right of payment to
                      all existing and future Senior
                      indebtedness of the Company and pari
                      passu with existing Senior
                      Subordinated Notes.

Interest:             10% per annum, payable semi-annually;
                      cumulative and, if not paid on any
                      interest payment date, additional
                      interest will accumulate on such
                      unpaid amount.  Interest payable
                      prior to the anniversary of the date
                      of issuance of the Debentures in the
                      year 2002 may, at the election of the
                      Company, be accrued and paid in cash
                      on such anniversary.  Interest shall
                      be payable on any such accrued
                      interest at a rate of 10% per annum.

Redemption Rights:

     At option of
     the Issuer:      The Debentures are redeemable,
                      in whole or in part, at the Company's
                      option, at any time on or after the
                      third anniversary of issuance, upon
                      not less than 30 nor more than 60
                      days' notice, at the redemption
                      prices (expressed as percentages of
                      the principal amount) of 104%, 102%
                      and 100% in years 2002, 2003 and
                      2004, respectively, plus, in each
                      case, accrued and unpaid interest
                      including interest on such accrued
                      and unpaid interest, to the date of
                      redemption.

     At option of
     the Holder:      Upon the occurrence of a
                      Change of Control the Company will be
                      required to offer to purchase the
                      Debentures at a purchase price equal
                      to 101% of the aggregate principal
                      amount thereof, plus accrued and
                      unpaid interest to the date of
                      purchase.

Mandatory:            On the fifth anniversary of the
                      initial date of Issuance the Issuer
                      will redeem all of the Debentures
                      then outstanding at a redemption
                      price equal to par value plus accrued
                      and unpaid interest to the date of
                      redemption.

Conversion Rights:    The Debentures are convertible at the
                      option of the holder at any time
                      after June 1, 1999 and prior to the
                      close of business on the maturity
                      date, unless previously redeemed or
                      repurchased, into shares of common
                      stock at the conversion price equal
                      to 10% above the average trading
                      price of the Common Stock of the
                      Company for the ten trading days
                      ending three days prior to the
                      effective date of the Registration
                      Statement (the "Conversion Price");
                      provided, however, if such average
                      trading price (a) is equal to or less
                      than $3.6363, the Conversion Price
                      shall be deemed to equal $4.00 and
                      (b) is equal to or greater than
                      $4.5454, the Conversion Price shall
                      be deemed to equal $5.00.

                                                                         Annex C

                     [Credit Agreement Amendment Term Sheet]


                            [To be supplied by Apria]

                                                                         Annex D

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Stockholders' Agreement.

     3. To the best of such counsel's knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business of the Company and its subsidiaries considered as one enterprise.

     4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectus) and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and validly reserved by the Company for issuance upon such conversion in the manner provided in the Indenture, will be validly issued, fully paid and nonassessable.

     5. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the [State of Delaware], has corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which a failure to so qualify would have a material adverse effect on the business of the Company and its subsidiaries considered as one enterprise; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     6. The issuance of the Debentures and the Common Stock issuable upon conversion of the Debentures is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best of such counsel's knowledge and information, otherwise.

     7. The Debentures to be issued and sold by the Company pursuant to this Agreement and the Rights have been duly authorized by requisite corporate action on the part of the Company, and when executed and authenticated and paid for by the Investors, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Debentures, the Rights and Indenture conform as to legal matters in all material respects to the descriptions thereof in the Prospectus.

     8. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Indenture has been duly qualified under the 1939 Act.

     9. The Standby Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     10. The Stockholders' Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     11. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     12. At the time the Registration Statement became effective and at the Closing Date, the Registration Statement (other than the financial statements and supporting schedules included herein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations.

     13. The Debentures, the Common Stock issuable upon the conversion of the Debentures and the Indenture conform in all material respects as to legal matters to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

     14. There are no legal or governmental proceedings pending or, to the best of their knowledge and information after due inquiry, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

     15. To the best of such counsel's knowledge and information after due inquiry, (a) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct and
(b) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, notes, lease or other instrument so described, referred to, filed or incorporated by reference.

     16. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulations or administrative or court decree.

     17. Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

Very truly yours,